UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 26, 2026

THE GREENBRIER COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Oregon	001-13146	93-0816972
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Centerpointe Drive, Suite 200, Lake Oswego, OR 97035
(Address of principal executive offices) (Zip Code)

(503) 684-7000

Registrant’s telephone number, including area code

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock without par value	GBX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 26, 2026, Lorie L. Tekorius, the Chief Executive Officer and President of The Greenbrier Companies, Inc. (the “Company”), informed the Board of Directors (the “Board”) of the Company that she has chosen to retire from her role as Chief Executive Officer and President, effective January 6, 2027. Following the effective date of her departure, Ms. Tekorius is expected to provide transition services to the Company to support an orderly leadership transition. The terms of any such arrangement will be disclosed by the Company upon finalization. Ms. Tekorius, a Class III director whose term expires at the 2027 Annual Meeting of Shareholders, will not stand for re-election at such shareholder meeting. The Board expresses its appreciation for Ms. Tekorius’s service and contributions to the Company and the Board.

On August 26, 2026, following the Board’s succession planning process, the Board, upon the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed Brian J. Comstock as Ms. Tekorius’s successor as Chief Executive Officer and President of the Company. Mr. Comstock’s appointment will become effective January 6, 2027 upon Ms. Tekorius’s departure. It is expected that Mr. Comstock will succeed Ms. Tekorius on the Board.

Mr. Comstock, 64, currently serves as the Company’s Executive Vice President & President, The Americas, a position he has held since January 2024. Mr. Comstock has served in various other management positions for the Company since 1998, most recently as Executive Vice President, Chief Commercial and Leasing Officer, and prior to that, as Executive Vice President, Sales and Marketing.

There are no arrangements or understandings between Mr. Comstock and any other persons pursuant to which he was selected as the Company’s Chief Executive Officer and President. There are also no family relationships between Mr. Comstock and any director or executive officer of the Company, and Mr. Comstock has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release issued by the Company on August 31, 2026 reporting the matters disclosed in this Item 5.02 is filed herewith as Exhibit 99.1 and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated August 31, 2026 of The Greenbrier Companies, Inc. announcing leadership transition.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE GREENBRIER COMPANIES, INC.

Date: August 31, 2026	By:	/s/ Christian M. Lucky
Christian M. Lucky
Senior Vice President, Chief Legal and Compliance Officer